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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 1999, except for Note 17 for which the date is June 10, 1999, relating to the consolidated financial statements of Voyager.net, Inc., and our reports dated April 28, 1999 on our audits of Freeway, Inc., EXEC-PC, Inc. and Netlink Systems, L.L.C. and our report dated June 9, 1999 on our audit of GDR Enterprises, Inc. which appear in such Registration Statement. We also consent to the use of our report dated May 3, 1999 on the Financial Statement Schedule for the three years ended December 31, 1998 listed under
Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                            /s/ PriceWaterhouseCoopers LLP

Grand Rapids, Michigan

June 11, 1999